Exhibit 3.35

ARTICLES OF INCORPORATION

OF

LADBROKE GAMING CALIFORNIA, INC.

Name

One: The name of the corporation is: LADBROKE GAMING CALIFORNIA, INC.

Purpose

Two: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Agent for Service

Three: The name and address of the corporation’s initial agent for service of process are:

Peter Tunney

1100 Eastshore Highway

Post Office Box 6027

Albany, California 94706

Authorized Shares

Four: The total number of shares of all classes of stock which the corporation shall have the authority to issue is One Thousand (1,000) shares of Common Stock.

Limitation on Liability of Directors

and Authority to Indemnify Agents

Five: The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the

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corporation and its shareholders through bylaw provisions, agreements with agents, vote or shareholder of disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporation Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

DATED: August 26, 1994	/s/ John Charles Maddux
John Charles Maddux, Incorporator

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

AFTER SHARES HAVE BEEN ISSUED

The undersigned certify that:

1. They are the President, Secretary, Treasurer and Assistant Treasurer of Ladbroke Gaming California, Inc., a California corporation.

2. Article One of the Articles of Incorporation of this corporation is amended to read as follows:

“One: The name of the corporation is: HIC Gaming California. Inc.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporation Code. The total number of outstanding shares of the corporation is 501. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: Feb 21, 2006

/s/ [Illegible Signature]

[Illegible] President, Secretary & Treasurer

/s/ [Illegible Signature]

[Illegible], Assistant Treasurer